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                                                                    EXHIBIT 99.3

                                   EXHIBIT B

            AMS EXECUTIVE VICE PRESIDENT CHANGE OF CONTROL AGREEMENT

     This Change of Control Agreement (the "Agreement") is made and entered into as of April 12, 2003, by and between Advanced Marketing Services, Inc., a Delaware corporation (the "Company"), and Bruce C. Myers (the "Employee").

     WHEREAS, Employee is the Executive Vice President and Chief Financial Officer of the Company;

     WHEREAS, the Company intends, in the ordinary course of its ongoing business, to consider certain acquisition or other proposals which could result in a Change of Control and, in connection therewith, in addition to Employee's regular duties, Employee may be called upon to assist the assessment of such proposals;

     WHEREAS, it is in the best interests of the Company and its stockholders that the Employee be in a position to provide such assessment and advice to the Company without concern that the Employee might be unduly distracted by the personal circumstances created by any such proposal; and

     WHEREAS, the Company believes that Employee has made valuable contributions to the productivity and profitability of the Company and considers it essential to the best interests of the Company and its stockholders that Employee be encouraged to remain with the Company.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties hereto agree as follows:

     1. (a) If a Change of Control occurs and at the date thereof Employee is employed by the Company on a full time basis, Employee shall be entitled to a Severance Payment in accordance with the terms and conditions hereof if:

               (i) Employee is discharged by the Company for any reason other than for Cause prior to the one year anniversary of such Change of Control;

               (ii) Employee terminates employment with the Company for Good Reason prior to the one year anniversary of such Change of Control; or

               (iii) Employee terminates employment with the Company for any reason, or for no reason, upon not less than 90 days prior written notice to the Company, during the period commencing on the one year anniversary of such Change of Control and ending on the 30th day following the one year anniversary of such Change of Control.

          (b) Immediately prior to any Change of Control, if at the date thereof Employee is employed by the Company on a full-time basis (i) the Company shall cause to be vested any stock options theretofore granted to Employee which shall not have previously vested, which options shall in all other respects be unchanged, and (ii) the Company shall cause to be vested in any amounts in Employee's account under the Company's Deferred Compensation Plan.




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          (c)  Any Severance Payment shall be made in accordance with Section 4.

     2. As used in this Agreement, the following terms shall have the following meanings:

     "Beneficial Owner" shall have the meaning given in Rule 13d-3 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

     "Cause" means, with respect to Employee, any of the following: (i) death;
(ii) Disability; (iii) retirement; (iv) continued failure to perform, or willful misconduct or gross negligence in the performance of, duties and obligations to the Company and its stockholders; (v) conviction of any felony or crime of moral turpitude.

     "Change of Control" means (i) any Person not an affiliate of the Company on the date hereof becomes the Beneficial Owner, directly or indirectly, or securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in this paragraph) whose election by the Board of the Company or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority (based on the number of directors in place at the end of the period) of the Board of Directors of the Company; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outside or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (iv) the stockholders of the Company approve a plan of the complete liquidation of the Company; or (v) the sale or disposition by the Company of all or substantially all of the Company's assets other than the sale of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of sale.

     "Disability" means the inability, by reason of illness or other physical or mental condition or circumstance, to perform the duties or responsibilities of Employee as at the onset of any such illness condition or circumstance for any consecutive 90-day period or 120 days, whether or not consecutive, during any 12-month period.

     "Good Reason" means: (i) a reduction in base salary or any agreed upon benefit without Employee's consent; provided that the Company may at any time or from time to time amend, modify, suspend or terminate any bonus, incentive compensation or other benefit plan or program provided to the Employee for any reason and without the similarly situated senior executive employees of the Company; (ii) a material change in the Employee's responsibilities,

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position, duties, resources, benefits, reporting responsibilities or support personnel assigned without his prior consent; or (iii) a change in location of the Employee's principal place of employment from the San Diego, California area.

     "Person" shall have the meaning given in Section 13(d) and Section 14(d) of the Exchange Act.

     "Severance Payment" means an amount which equals the sum of (a) 1.0 times the base salary of Employee then in effect for the fiscal year in which the Change of Control occurs, and (b) 100% of Employee's target bonus, at budget, for the fiscal year in which the Change of Control occurs. In addition, so long as Executive shall not have commenced full-time employment with another employer, the Company shall maintain, or at its election pay for comparable coverage, Executive's Company medical benefits for a period of one year.

     3. Any discharge of or termination by Employee pursuant to Section 1 shall be communicated in a written notice to the other party hereto setting forth the effective date of such discharge or termination (which shall not be more than 30 days after the date of such notice of discharge is delivered) (the "Effective Date") and, in the case of a discharge for Cause under Section 1(a)(i), the basis for such discharge.

     4. (a) Immediately following any Change of Control, and as of that date, the Company will notify Employer of the itemized and aggregate cash value of the payments and benefits, as determined under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), received or to be received by Employee in connection with the Change of Control or the termination of his employment pursuant to the terms of this Agreement. At the same time, the Company shall advise Employee of the portion of such payments or benefits, if any, which constitute "parachute payments" within the meaning of the Code and which may subject to Employee to the payment of excise taxes pursuant to Section 4999 of the Code and the expected amount of any such taxes.

          (b)  Notwithstanding the provisions of Section 1, if

               (i) Any payments or benefits received or to be received by Employee pursuant to the terms of this Agreement constitute "parachute payments" (such payments or benefits being hereinafter referred to as the "Parachute Payments") within the meaning of Section 280G(b)(2)(A)(i) of the Code, and

               (ii) The aggregate present value of the Parachute Payments reduced by any excise tax imposed under Section 4999 of the Code (or any similar tax that may hereafter be imposed) (the "Excise Tax") would be less than three times Employee's "base amount," as defined in Section 280G(b)(3) of the Code, then, in lieu of the Parachute Payments to which Employee would otherwise be entitled under Section 1, the Company shall pay to Employee under this Section, as soon as practicable following the Termination Date but in no event later than 15 days thereafter, a lump sum amount (if any) such that the aggregate present value of the Parachute Payments is equal to 2.99 times the Employee's base amount, as defined in Section 280G(b)(3) of the Code.


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          (c)  In the event that Section 4(b) is inapplicable, the Company shall pay to Employee the full amount of any Severance Payment payable under
Section 1(a) in one lump sum amount no later than 15 days following the Effective Date.

     5. The Employee is not required to seek other employment or otherwise mitigate the amount of any payments to be made by the Company pursuant to this Agreement.

     6. Any dispute or controversy arising under, related to or in connection with this Agreement shall be settled exclusively by arbitration in San Diego, California, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on an arbitrator's award in any court having competent jurisdiction.

     7. This Agreement contains the entire understanding of the parties with respect to the matters addressed herein, and supersedes all prior understandings and agreements (written or oral) with respect to such matters, including, but not limited to, any change of control, termination benefits or other such agreement or arrangement entered into or in effect prior to the date hereof.

     8. This Agreement shall be governed by and construed in accordance with the law of the State of California.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above set forth.

                                   ADVANCED MARKETING SERVICES, INC.

                                   By: /s/ Charles C. Tillinghast
                                   -----------------------------------
                                   Name:
                                   Title:
                                   Date:


                                   Bruce C. Myers: /s/ Bruce C. Myers
                                                   -------------------

                                   -----------------------------------
                                   Date:

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